    As filed with the Securities and Exchange Commission on December 22, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                            THE J. M. SMUCKER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           Ohio                                               34-0538550
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


                                 Strawberry Lane
                            Orrville, Ohio 44667-0280
                                 (330) 682-3000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                   ----------

                            Steven J. Ellcessor, Esq.
                   Vice President - Finance and Administration
                            The J. M. Smucker Company
                                 Strawberry Lane
                            Orrville, Ohio 44667-0280
                                 (330) 682-3000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   ----------

                                   Copies to:
                              David P. Porter, Esq.
                           Jones, Day, Reavis & Pogue
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                                  ------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions and other factors following the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  ------------

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of
     Securities to Be        Amount to Be    Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
        Registered           Registered(1)       Price Per Share (2)          Offering Price (2)       Registration Fee
  Common Shares, without
        par value               75,000               $25.406                    $1,905,450               $503.04

(1) One preferred purchase right will attach to and trade with each common share. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common shares.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sales prices of the common shares of The J. M. Smucker Company on the New York Stock Exchange Composite Tape on December 18, 2000.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                SUBJECT TO COMPLETION -- DATED DECEMBER 22, 2000
================================================================================
Prospectus

                            THE J. M. SMUCKER COMPANY

                              75,000 Common Shares
--------------------------------------------------------------------------------

THE J. M. SMUCKER COMPANY:                                   THE OFFERING:
-      We manufacture and market food products on a          -    All of the common shares are being sold by an
       worldwide basis.                                           existing shareholder.

-      The J. M. Smucker Company                             -    There is an existing trading market for these
       Strawberry Lane                                            shares on the New York Stock Exchange.  The
       Orrville, Ohio 44667                                       reported last sales price on the NYSE on December
       (330) 682-3000                                             21, 2000 was $28.13 per share.

-      NYSE SYMBOL: SJM                                      -    The aggregate proceeds to the selling
                                                                  shareholder will be the purchase price of the
                                                                  common shares sold less the aggregate agents' and
                                                                  underwriters' discounts, if any.

                                                             -    Smucker will not receive any proceeds from the sale
                                                                  of the shares, but will pay the expenses of
                                                                  registration relating to this offering.

                                  ------------

    THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                  ------------

     The distribution of the common shares by the selling shareholder may be effected from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or such other national stock exchange on which the common shares are traded, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions, through underwriters, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Any broker-dealers, agents or underwriters that participate with the selling shareholder in the distribution of any of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any discount or commission received by them and any profits on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The date of this Prospectus is December __, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed this prospectus as part of a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission are only summaries of the documents' material terms. If you want a complete description of the contents of these documents, you should obtain the documents yourself by following the procedures described below.

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. Our reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding us filed electronically with the Securities and Exchange Commission. The address of the site is: http://www.sec.gov. Our common shares are quoted on the New York Stock Exchange and in connection therewith, reports and other information concerning us may also be inspected at the offices of the New York Stock Exchange. For further information on obtaining copies of our reports and other information concerning us at the New York Stock Exchange, please call (212) 656-5060.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission permits us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to other documents filed separately with the Securities and Exchange Commission. The information in the following documents filed by Smucker with the Securities and Exchange Commission (File No. 001-05111) is incorporated by reference into this document:

         - Annual Report on Form 10-K for the fiscal year ended April 30, 2000, dated and filed on July 11, 2000;

         - Quarterly Report on Form 10-Q for the quarter ended July 31, 2000, dated and filed on September 12, 2000;

         - Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, dated and filed on December 12, 2000;

         - The description of our common shares set forth in the Registration Statement on Form 8-A, dated and filed on August 28, 2000; and

         - The description of our preferred share purchase rights set forth in the Registration Statement on Form 8-A/A, dated and filed on August 28, 2000.

         Smucker may be required by the Securities and Exchange Commission to file other documents pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the shares offered by this prospectus. These documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the Securities and Exchange Commission.

         We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for such copies should be directed to:

                            The J. M. Smucker Company
                                 Strawberry Lane
                            Orrville, Ohio 44667-0280
                           Attn: Shareholder Services
                            Telephone: (330) 682-3000

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         Some of the information included or incorporated by reference in this prospectus includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially, including the uncertainties relating to the actual liquidity of Smucker's shares, Smucker's operating performance, other factors affecting share prices, and factors affecting the capital markets generally. Actual results may differ depending on a number of factors including:

         -        the success of Smucker's marketing programs during the year;

         -        competitive activity;

         - the mix of products sold and level of marketing expenditures needed to generate sales;

         - an increase the costs of fruit costs or other significant ingredients, including sweeteners;

         - the ability of Smucker to maintain and/or improve sales and earnings performance of its non-retail business areas;

         -        foreign currency exchange and interest rate fluctuations;

         - the level of capital resources required for and success of future acquisitions; and

         - the successful implementation of Smucker's information technology reengineering project.

Smucker undertakes no obligation, other than as may be required by law, to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                            THE J. M. SMUCKER COMPANY

         The J. M. Smucker Company was established in 1897 and was incorporated in Ohio in 1921. We are often referred to as Smucker's (a registered trademark), and operate in one industry, the manufacturing and marketing of food products on a worldwide basis.

         Our principal products are fruit spreads, dessert toppings, peanut butter, industrial fruit products, fruit and vegetable juices, juice beverages, syrups, condiments, and gift packages.

         Domestically, our products are primarily sold through brokers to chain, wholesale, cooperative, independent grocery accounts and other consumer markets, to foodservice distributors and chains including hotels, restaurants, and institutions, and to other food manufacturers.

         Our distribution outside the United States is principally in Canada, Australia, Mexico, Latin America, the Pacific Rim, and Greater Europe, although we export products to other countries as well.

                                  RISK FACTORS

         An investment in Smucker's common shares involves risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in our common shares.

TAKEOVER DEFENSE PROVISIONS MAY INHIBIT A TAKEOVER OF SMUCKER.

         Various provisions of Ohio corporation law and our constituent documents may inhibit changes in control not approved by our Directors and may have the effect of depriving shareholders of any opportunity to receive a premium over the prevailing market price of our common shares in the event of an attempted unsolicited takeover. In addition, the existence of these provisions may adversely affect the market price of our common shares. These provisions include:

         -        a classified board of directors;

         -        control share acquisition provisions;

         - a requirement that special meetings of shareholders be called only by our Directors or holders of 25% of all shares outstanding and entitled to vote at the meeting; and

         - advance notice requirements for shareholder proposals and nominations.

         We also have a shareholder rights plan that provides for, among other things, distributions to our shareholders upon an actual or prospective change in control of Smucker. The plan has an anti-takeover effect because a distribution under the plan may cause a substantial dilution to a person or group that attempts to acquire a substantial number of our common shares without approval of our Directors.

OWNERSHIP BY OUR DIRECTORS AND OFFICERS AND MEMBERS OF THE SMUCKER FAMILY MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON SHARES.

         We estimate that as of December 15, 2000, our Directors and officers, and members of the Smucker family together control between 37% and 53% of the voting power of Smucker. This concentration of voting power may inhibit changes in control of Smucker and may adversely affect the market price of our common shares. In addition, sales of a substantial amount of common shares in the public market, or the perception that these sales may occur, could adversely affect the market price of our common shares.

                                 USE OF PROCEEDS

         All common shares being offered by this prospectus will be sold by the selling shareholder for its own account. We will not receive any proceeds from the sale of any shares by the selling shareholder.

                               SELLING SHAREHOLDER

         The following table sets forth information with respect to the selling shareholder as of December 15, 2000, including:

         -        the name and address of the selling shareholder;

         - the number of common shares owned by, and percentage ownership of, the selling shareholder both immediately prior to and following the sale of shares offered by this prospectus; and

         - the maximum number of common shares offered by this prospectus.

         Because the selling shareholder may offer all, a portion or none of the common shares offered by this prospectus, we cannot assure you as to the number of common shares that will be held by the selling shareholder immediately following the offering. The following table assumes that all shares registered by the selling shareholder will be sold.

             NAME                     SHARES          TOTAL SHARES OFFERED   SHARES BENEFICIALLY    PERCENTAGE OF SHARES
                                BENEFICIALLY OWNED                             OWNED FOLLOWING       BENEFICIALLY OWNED
                                BEFORE OFFERING(1)                                 OFFERING          FOLLOWING OFFERING
Strategos                           150,000                 75,000                  75,000                         *
2460 Sand Hill Road
Suite 202
Menlo Park, CA 94025

*        Less than 1%

         (1) Includes 75,000 common shares issuable upon exercise of an option that entitles Strategos to purchase the shares at an exercise price of $23.00 per share and 75,000 common shares issuable upon exercise of an option that entitles Strategos to purchase the shares at an exercise price of $18.50 per share. Under each option agreement, the exercise price is subject to adjustment in certain circumstances. Each option is currently exercisable and expires on January 24, 2006.

         We have agreed to bear all expenses, other than underwriting discounts, fees or selling commissions, and expenses of counsel to the selling shareholder, relating to the registration and sale of the common shares issued to the selling shareholder.

                              PLAN OF DISTRIBUTION

         The selling shareholder may offer to sell any or all of the common shares covered by this prospectus from time to time in varying amounts. At the time a particular offer of common shares is made by the selling shareholder, to the extent required, a prospectus supplement will be distributed that will set forth the aggregate number of common shares being offered, and the terms of the offering, the name or names, if any, of broker-dealers, agents or underwriters, any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the selling shareholder.

         Any broker-dealers, agents or underwriters that participate in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the common shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of specific states, the selling shareholder may sell common shares covered by this prospectus to the public in some states only through broker-dealers who are registered or licensed in those states.

         Agents, broker-dealers and underwriters may engage in transactions with, and perform investment banking and advisory services for us.

         Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling shareholder to indemnification by us and the selling shareholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.

                                  LEGAL MATTERS

         The validity of the common shares offered hereby will be passed upon for Smucker by Steven J. Ellcessor, Vice President - Finance and Administration, Secretary/Treasurer, and General Counsel of Smucker.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended April 30, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

================================================================================


You should rely only on the information contained in this prospectus and in the reports and other information that we file with the Securities and Exchange Commission. We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

         ----------------------

           TABLE OF CONTENTS

                                               Page
                                               ----

WHERE YOU CAN FIND MORE INFORMATION..............1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
INFORMATION .....................................2
THE J. M. SMUCKER COMPANY........................3
RISK FACTORS.....................................3
USE OF PROCEEDS..................................4
SELLING SHAREHOLDER..............................5
PLAN OF DISTRIBUTION.............................5
LEGAL MATTERS....................................5
EXPERTS..........................................5







                    75,000 Shares

               The J. M. Smucker Company



                    Common Shares

                  -------------------

                     PROSPECTUS

                   ------------------


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth estimated expenses to be incurred by Smucker in connection with the offering described in this registration statement.

Securities and Exchange Commission registration fee..................................$    503
Printing costs.......................................................................     500*
Accounting fees and expenses.........................................................  12,000*
Legal fees and expenses (including Blue Sky).........................................   5,000*

     Total...........................................................................$ 18,003*

-----

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Smucker's Regulations provide for the indemnification of any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a member of the board of directors or an officer or employee of Smucker, or is or was serving at the request of Smucker as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise. Smucker has agreed to pay to the full extent then required or permitted by law all expenses, including attorney's fees, incurred by a member of the board of directors in defending any such action, suit, or proceeding as they are incurred, in advance of the final disposition thereof. Smucker's Regulations also provide that Smucker may pay in the same manner to the full extent then permitted by law the expenses incurred by any other person. The indemnification and payment of expenses provided under Smucker's Regulations are not exclusive of, and are in addition to, any other rights granted to those seeking indemnification under applicable law.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Subsection (E)(1) of Section 1701.13 provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

         Subsection (E)(2) of Ohio Revised Code Section 1701.13 empowers a corporation to indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of a claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless the court of common pleas or the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

         Section 1701.13 further provides that to the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding; that expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of the section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation; that indemnification authorized by Section 1701.13 is not exclusive of and is in addition to, any other rights granted to the indemnified party; and that a corporation may purchase and maintain insurance on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation.

         Under Smucker's director and officer liability insurance policy, each director and certain officers of Smucker are insured against certain liabilities that might arise in connection with their respective positions with Smucker.

ITEM 16. EXHIBITS.

Exhibit
Number            Description of Document
------            -----------------------

5.1               Opinion of Steven J. Ellcessor, Esq.

23.1              Consent of Steven J. Ellcessor, Esq. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

24.1              Power of Attorney

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Orrville, State of Ohio, on December 22, 2000.

                        THE J. M. SMUCKER COMPANY

                        By:      /s/ Steven J. Ellcessor
                             ------------------------------------------------
                             Steven J. Ellcessor
                             Vice President - Finance and Administration,
                             Secretary/Treasurer, and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  *                      Chairman and Director (Principal       December 20, 2000
------------------------------------     Executive Officer)
     Timothy P. Smucker

                  *                      President and Director (Principal      December 19, 2000
------------------------------------     Executive Officer)
     Richard K. Smucker

 /s/ Steven J. Ellcessor                 Vice President-Finance and             December 22, 2000
------------------------------------     Administration,
     Steven J. Ellcessor                 Secretary/Treasurer,, and General
                                         Counsel (Principal Financial Officer)

                  *                      Corporate Controller                   December 20, 2000
------------------------------------     (Principal Accounting Officer)
     Mark R. Belgya

                  *                      Director                               December 21, 2000
------------------------------------
     Vincent C. Byrd

                  *                      Director                               December 18, 2000
------------------------------------
     Kathryn W. Dindo

                  *                      Director                               December 21, 2000
------------------------------------
     Fred A. Duncan

                  *                      Director                               December 19, 2000
------------------------------------
     Elizabeth Valk Long

                  *                      Director                               December 21, 2000
------------------------------------
     Russell G. Mawby

                  *                      Director                               December 20, 2000
------------------------------------

     Charles S. Mechem, Jr.

                  *                      Director                               December 18, 2000
------------------------------------
     William H. Steinbrink

                  *                      Director                               December 20, 2000
------------------------------------
     William Wrigley, Jr.



         * Steven J. Ellcessor, by signing his name hereto, does hereby sign and execute this Registration Statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and Directors of the registrant and filed with the Securities and Exchange Commission.


  /s/ Steven J. Ellcessor                                                       December 22, 2000
-----------------------------------------------------
Steven J. Ellcessor, Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit
Number            Description of Document
------            -----------------------

5.1               Opinion of Steven J. Ellcessor, Esq.

23.1              Consent of Steven J. Ellcessor, Esq. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

24.1              Power of Attorney